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                                                                     Exhibit 1.2

                        ALLBRITTON COMMUNICATIONS COMPANY

                                  $180,000,000
                    7 3/4% Senior Subordinated Notes due 2012

                               PURCHASE AGREEMENT
                               ------------------

                                                                January 28, 2003

DEUTSCHE BANK SECURITIES INC.
FLEET SECURITIES, INC.
c/o Deutsche Bank Securities Inc.
31 West 52nd Street
New York, New York  10019


Ladies and Gentlemen:

                  Allbritton Communications Company, a Delaware corporation (the "Company"), hereby confirms its agreement with you (the "Initial Purchasers"), as set forth below.

                  1. The Securities.  Subject to the terms and conditions
                     --------------
herein contained, the Company proposes to issue and sell to the Initial Purchasers $180,000,000 aggregate principal amount of its 7 3/4% Senior Subordinated Notes due 2012, Series C (the "Notes") having the terms set forth in that certain Indenture, dated as of December 20, 2002 (the "Indenture"), between the Company and U.S. Bank National Association, as successor-in-interest to State Street Bank and Trust Company (the "Trustee). The Notes are to be issued under the Indenture.

                  The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

                  The Company will prepare and deliver to the Initial Purchasers not later than 9:00 a.m. on February 4, 2003 copies of an offering memorandum to be dated January 28, 2003 (including documents incorporated by reference therein, the "Memorandum") setting forth or including a description of the terms of the Notes, the terms of the offering of the Notes, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein.

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                                      -2-

Any references herein to the Memorandum shall be deemed to refer to and include any documents incorporated by reference therein as of the date of the Memorandum, and any reference to any amendment or supplement to the Memorandum shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), after the date of the Memorandum, unless otherwise noted.

                  The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchasers (the "Registration Rights Agreement"), pursuant to which the Company will agree, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.

                  On the Closing Date (as defined in Section 3 below), the Initial Purchasers will transfer the net proceeds of the sale of the Notes as follows: (a) deposit an amount sufficient to redeem the Company's 8 7/8% Senior Subordinated Notes due 2008 (the "8 7/8 Notes") in accordance with the redemption notice issued pursuant to Section 7(l) below (the "Escrowed Funds"), which funds will be used to purchase or redeem the 8 7/8% Notes, and (b) wire transfer (same day funds) the remaining net proceeds of the sale of the Notes to such account or accounts as the Company shall specify prior to the Closing Date. The Escrowed Funds will be placed into an escrow account (the "Escrow Account") pursuant to an escrow agreement substantially in the form of the Escrow Agreement, dated as of December 20, 2002, between the Company and State Street Bank and Trust Company (the "Escrow Agreement") to be dated as of the Closing Date by and among the Company and an escrow agent to be determined by the Company and reasonably acceptable to the Initial Purchasers (the "Escrow Agent"). Funds in the Escrow Account will be disbursed, until the purchase or redemption in full of the 8 7/8 Notes, to the Company solely upon certification by the Company that the funds will be immediately used to (i) fund the purchase price to be paid by the Company for the 8 7/8 Notes pursuant to a tender offer and/or (ii) fund the redemption price of the 8 7/8 Notes. Any funds remaining in the Escrow Account after the purchase or redemption by the Company of all of the 8 7/8 Notes will be disbursed to the Company.

                  Upon the satisfaction of certain conditions as set forth in the Escrow Agreement, the Escrowed Funds will be released as set forth in
Section 3.

                  2.  Representations and Warranties.  The Company represents
                      ------------------------------
and warrants to and agrees with the Initial Purchasers that:

                  (a) The Memorandum and any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date will not contain

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                                      -3-

         any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to an Initial Purchaser furnished to the Company in writing by an Initial Purchaser expressly for use in the Memorandum or any amendment or supplement thereto. No stop order preventing the use of the Memorandum or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or, to the knowledge of the Company, threatened and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission or any state securities commission.

                  (b) The Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the filing of the end of the fiscal year to which such Form 10-K relates. The documents incorporated or deemed to be incorporated by reference in the Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act and, when read together with the other information in the Memorandum, at the date of the Memorandum and at the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) To the knowledge of the Company, the accountants who certified the financial statements and supporting schedules, if any, included in the Memorandum are independent public accountants within the meaning of the Act and the rules and regulations promulgated thereunder.

                  (d) The financial statements and the related schedules and notes thereto included in the Memorandum present fairly the financial position of the Company and its consolidated subsidiaries (collectively, the "Subsidiaries"), at the dates indicated and the statement of operations, stockholders' equity (or accumulated deficit) and cash flows of the Company and its Subsidiaries, for the periods specified; except as otherwise stated in the Memorandum, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Memorandum present fairly the information stated therein. The selected finan-

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                                      -4-

         cial data and the summary financial information included in the Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial information and the related notes thereto included in the Memorandum present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (e) Since the respective date as of which information is given in the Memorandum, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries, all considered as one enterprise (a "Material Adverse Change"), whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its subsidiaries, considered as one enterprise, and
         (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its outstanding capital stock.

                  (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries, all considered as one enterprise (a "Material Adverse Effect").

                  (g) Each Subsidiary that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; except as otherwise disclosed in the Memo-

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                                      -5-

         randum, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for pledges of stock of the Company; WSET, Incorporated; the Allbritton Television Productions, Inc.; Allfinco, Inc.; TV Alabama, Inc. (800 Shares of Class A Common Stock and 19,000 Shares of Class B Common Stock); ACC Licensee, Inc., and Harrisburg Television, Inc. (800 Shares of Class A Common Stock and 19,000 Shares of Class B Common Stock) pursuant to that certain Amended and Restated Pledge Agreement (the "Pledge Agreement") dated as of March 27, 2001, as amended by Supplement No. 1 dated December 13, 2002, among the Company, Allbritton Group, Inc. and Fleet National Bank, as agent.

                  (h) Each Subsidiary that is a limited liability company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation, has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Memorandum and is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; except as otherwise disclosed in the Memorandum, all of the issued and outstanding limited liability company membership interests of each such Subsidiary have been duly authorized and validly issued and are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for pledges of membership interests of KTUL LLC, KATV LLC and WCIV LLC pursuant to the Pledge Agreement.

                  (i) The authorized, issued and outstanding capital stock of the Company will be as set forth in the Memorandum under the caption "Ownership of Capital Stock"; and the shares of the Company's issued and outstanding common stock, par value $.05 per share (the "Common Stock"), have been duly authorized and validly issued and are fully paid and non-assessable.

                  (j) Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, "Agreements and Instruments"); and the execution, delivery and performance of


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         this Agreement, the Registration Rights Agreement, Indenture, Notes,
         Escrow Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby, thereby or in the Memorandum, and the consummation of the transactions contemplated herein, therein and in the Memorandum, the entering into of any Agreement or the issuance of any Instrument in connection therewith and the use of the proceeds from the sale of the Notes as described in the Memorandum under the caption "Use of Proceeds"; and compliance by the Company with its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to any Agreements and Instruments, administrative regulation or administrative or court decree.

                  (k) Except as will be disclosed in the Memorandum, no labor dispute with the employees of the company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to result in any Material Adverse Change.

                  (l) Except as will be set forth in the Memorandum, (i) there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries that is required to be disclosed in the Memorandum (other than as disclosed therein), or could reasonably be expected to result in any Material Adverse Change, or that could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement, Indenture, Notes, Escrow Agreement or the Memorandum and (ii) all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective property or assets is the subject that will not be described in the Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to have a Material Adverse Effect.

                  (m) (i) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") currently employed by them in connection with the business now operated by them, except where the failure to so own, possess or acquire such Intellectual Property could not reasonably be expected to have a Material Adverse Effect; and
         (ii) neither the Company nor any of its Subsidiaries has re-

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                                      -7-

         ceived any written notice or has knowledge of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property, or of any facts which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, could reasonably be expected to result in any Material Adverse Change.

                  (n) Neither the Company nor any of its Subsidiaries has
         (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or (ii) (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Notes in a manner that would require registration of the Notes under the Act or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company in a manner that would require registration of the Notes under the Act.

                  (o) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale of the Notes hereunder or the consummation by the Company of any of the other transactions contemplated hereby, except such as have been obtained under the Communications Act of 1934, as amended (the "FCA"), or as may be required under state securities laws or as will be disclosed in the Memorandum. No qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA"), is required in connection with the sale of the Notes hereunder.

                  (p) Except as will be disclosed in the Memorandum, (i) the Company and its Subsidiaries possess such certificates, authorizations or permits (collectively, "Permits") issued by the appropriate state, federal or foreign regulatory agencies or bodies materially necessary to conduct the business now operated by them and proposed to be operated by them as will be described in the Memorandum; and
         (ii) neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                  (q) The Company and its Subsidiaries have good title to all properties owned by them that are material to the Company and its Subsidiaries considered as one enterprise, in each case free and clear of all liens, encumbrances and defects except (i) as do not materially interfere with the use made and proposed to be made of such properties,
         (ii) as will be described in the Memorandum (including the notes to the financial statements contained therein), (iii) as are described in clauses (i) and (ii) of subpara-

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                                      -8-

         graph (g) above or (iv) as could not reasonably be expected to have a Material Adverse Effect.

                  (r) This Agreement has been duly authorized, executed and delivered by the Company.

                  (s) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                  (t) The Registration Rights Agreement has been duly authorized by the Company and, at the Closing Date will have been duly executed and delivered by the Company, and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally or by general equitable principles and, as to rights of indemnification, by principles of public policy.

                  (u) The Notes have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payments of the purchase price therefor specified in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (v) The Escrow Agreement has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                  (w) Each of this Agreement, the Registration Rights Agreement, the Indenture, the Notes and the Escrow Agreement will conform in all material respects to the respective statements relating thereto to be contained in the Memorandum.

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                                      -9-

                  (x) Except as will be disclosed in the Memorandum, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission and each business relationship or related party transaction described therein is in all material respects a fair and accurate description of the relationships and transactions so described.

                  (y) The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as will be described in the Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (z) None of the Company or any agent thereof acting on behalf of the Company has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R.
         Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                  (aa) Except as will be described in the Memorandum and except for such violations as would not, singly or in the aggregate, have a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) the Company and its Subsidiaries have all Permits required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the Company's knowledge, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and
         (iv) there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws.

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                                      -10-

                  (bb) Subject to compliance by the Initial Purchasers with the representations and warranties and procedures in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers and to each purchaser described in
         Section 8(a)(ii) in the manner contemplated by this Agreement and the Memorandum to register the Notes under the Act or to qualify the Indenture under the TIA. No form of general solicitation or general advertising was used by the Company, its affiliates, as such term is defined in Rule 501(b) under the Act ("Affiliates"), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) in connection with the offer and sale of the Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof, other than the $275 million aggregate principal amount of 7 3/4%
         Senior Subordinated Notes due 2012, Series A, issued and sold on December 20, 2002.

                  (cc) With respect to those Notes sold in reliance on Regulation S under the Act ("Regulation S"), (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

                  (dd) When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                  (ee) The execution and delivery of this Agreement, the Registration Rights Agreement, Notes and Escrow Agreement and the sale of the Notes to be purchased by the purchasers described in
         Section 8(a)(ii) will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the purchasers described in Section 8(a)(ii) as will be set forth in the Memorandum under the Section titled "Notice to Investors."

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                                      -11-

                  (ff) The Memorandum, as of its date, will contain all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

                  (gg) The Company and its Subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings and except where the failure to file or pay could not reasonably be expected to have a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 2(d) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

                  (hh) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  Any certificate signed by any officer of the Company or any Subsidiary and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiaries to the Initial Purchasers as to the matters covered thereby.

                  3. Purchase, Sale and Delivery of the Notes. On the basis of
                     ----------------------------------------
the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser severally, and not jointly, agrees to purchase, the respective principal amount of Notes set forth opposite its name on Schedule I hereto at 96.305% of their principal amount (the "Purchase Price"). On the Closing Date, in exchange for the Notes, the Initial Purchasers shall, and the Company hereby instructs the Initial Purchasers to, transfer the net proceeds of the sale of the Notes as follows:
(a) deposit with the Escrow Agent in the Escrow Account an amount sufficient to redeem the 8 7/8% Notes in accordance with the redemption notice issued pursuant to Section 7(l) below and (b) wire transfer (same day funds) the remaining net proceeds of the sale of the Notes to such account or accounts as the Company shall specify prior to the Closing Date. Pursuant to the terms of the Escrow Agreement, upon satisfaction of the conditions giving rise to the release of funds to the Company under the Escrow Agreement, the Escrow Agent shall forthwith distribute to the Company such amounts as are specified in the Escrow Agreement. One or more certificates in definitive form for the Notes that the Initial Purchasers have severally agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers requests, upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor as set forth above. Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York at 10:00 A.M., New York time, on February 6, 2003, or at such other place, time or date as the Initial Purchasers and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchasers at the offices of Deutsche Bank Securities Inc. in New York, New York, or at such other place as Deutsche Bank Securities Inc. may designate, at least 24 hours prior to the Closing Date.

                  4. Offering by the Initial Purchasers. The Initial Purchasers
                     ----------------------------------
propose to make an offering of the Notes at the price and upon the terms to be set forth in the Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

                  5.  Covenants of the Company.  The Company covenants and
                      ------------------------
agrees with the Initial Purchasers that:

                  (a) The Company will prepare and print the Memorandum as soon as practicable after the execution and delivery of this Agreement (but in any event no later than 9:00 a.m. on February 4, 2003) in a form and substance reasonably approved by the Initial Purchasers. The Company will not amend or supplement the Memorandum or any amendment or supplement thereto, unless the Initial Purchasers shall previously have been advised and furnished a copy thereof for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall have given their consent (such consent not to be unreasonably withheld or delayed). The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

                  (b) The Company will cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                  (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Notes, any event occurs or information becomes known as a result of which the Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company, an amendment or supplement to the Memorandum that corrects such statement or omission or effects such compliance.

                  (d) The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

                  (e) The Company will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Memorandum.

                  (f) For so long as any of the Notes remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

                  (g) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Memorandum.

                  (h) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

                  (i) The Company will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                  (j) For so long as any of the Notes remain outstanding, the Company will make available at its expense, upon request, to any holder of such Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

                  (k) The Company will use its best efforts to (i) permit the Notes to be designated as PORTAL-eligible securities in accordance with the rules and regulations adopted by the NASD relating to trading in the NASD's Portal Market (the "Portal Market") and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

                  (l) In connection with Notes offered and sold in an offshore transaction (as defined in Regulation S) the Company will not register any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.

                  6. Expenses. The Company agrees to pay all costs and expenses
                     --------
incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Notes, (v) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto,
(vi) expenses in connection with the "roadshow" and any other meetings with prospective investors in the Notes, (vii) fees and expenses of the Trustee including fees and expenses of counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market and (ix) any fees charged by investment rating agencies for the rating of the Notes. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance here-

with), the Company agrees to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes.

                  7. Conditions of the Initial Purchasers' Obligations. The
                     ---------------------------------------------------
obligation of the Initial Purchasers to purchase and pay for the Notes shall, in its sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

                  (a) The Memorandum shall be in form and substance reasonably satisfactory to the Initial Purchasers. The Company shall have complied with Section 5(a) hereof.

                  (b) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Fulbright & Jaworski L.L.P., counsel for the Company, in the form attached hereto as Exhibit A, and otherwise in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

                  (c) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Jerald N. Fritz, Esq., Senior Vice President, Legal and Strategic Affairs, of the Company, in the form attached hereto as Exhibit B, and otherwise in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

                  (d) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

                  (e) The Initial Purchasers shall have received from PricewaterhouseCoopers LLP a comfort letter or letters dated the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers.

                  (f) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date; the Company shall have performed in all material respects all covenants and agreements and satisfied in all material respects all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

                  (g) The sale of the Notes hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

                  (h) Subsequent to the date of the most recent financial statements in the Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

                  (i) The Initial Purchasers shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, to the effect that:

                           (i) The representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, and the Company has performed all covenants and agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                           (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

                           (iii) The sale of the Notes hereunder has not been
                  enjoined (temporarily or permanently).

                  (j) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect at all times from and after the Closing Date.

                  (k) On the Closing Date, the Initial Purchasers shall have received the Escrow Agreement executed by the Company and such agreement shall be in full force and effect at all times from and after the Closing Date.

                  (l) On the Closing Date, the Company shall have irrevocably called for redemption of all of its 8 7/8% Senior Subordinated Notes due 2008 and shall provide evidence thereof reasonably satisfactory to the Initial Purchasers.

                  On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have theretofore reasonably requested from the Company.

                  All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

                  8. Offering of Notes; Restrictions on Transfer. (a) Each
                     --------------------------------------------
Initial Purchaser agrees with the Company that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Notes only from, and will offer the Notes only to (A) in the case of offers inside the United States, persons whom such Initial Purchaser reasonably believes to be qualified institutional buyers as defined in Rule 144A under the Securities Act ("QIBs") or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("non-U.S. purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Notes such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Memorandum.

                  (b) Each Initial Purchaser severally represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes the Memorandum or any such other material, in all cases at its own expense; (ii) the Notes have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Act; and (iii) it has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and
(B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

                  Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

                  9. Indemnification  and  Contribution. (a) The Company agrees
                     ----------------------------------
to indemnify and hold harmless the Initial Purchasers and each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Initial Purchasers or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                  (i) any untrue statement or alleged untrue statement made by the Company in Section 2 hereof;

                  (ii) any untrue statement or alleged untrue statement of any material fact contained in the Memorandum or any amendment or supplement thereto; or

                  (iii) the omission or alleged omission to state, in the Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or al-leged omission made in the Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein. The indemnity provided for in this Section 9 will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

                  (b) The Initial Purchasers severally and not jointly agree to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchasers, furnished to the Company by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without its consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Initial Purchasers are or could have been a party, or indemnity could have been sought hereunder by the Initial Purchasers, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Initial Purchasers.

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such indemnified party is entitled to in-demnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Company in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

                  (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or such Initial Purchasers on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchasers under this Agreement, less the aggregate amount of any damages that the Initial Purchasers have otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of
Section 15 of
the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

                  10. Survival Clause. The respective representations,
                      ---------------
warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 10 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                  11. Termination. (a) This Agreement may be terminated in the
                      -----------
sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

                  (i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except in each case as described in the Memorandum (exclusive of any amendment or supplement thereto);

                  (ii) trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

                  (iii) a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;

                  (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or
         (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A),
         (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Memorandum; or

                  (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

                  (b)  Termination of this Agreement pursuant to this
Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

                  12. Information Supplied by the Initial Purchasers. The
                      ----------------------------------------------
statements set forth in the last paragraph on the front cover page and in the third and fourth sentences of the third paragraph under the heading "Private Placement" in the Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

                  13.  Notices.  All communications hereunder shall be in
                       -------
writing and, if sent to the Initial Purchasers, shall be mailed or delivered to
(i) Deutsche Bank Securities Inc., 31 West 52nd Street, New York, New York 10019, Attention: Corporate Finance Department; if sent to the Company, shall be mailed or delivered to the Company at 808 Seventeenth Street, N.W., Suite 300, Washington, D.C. 20006-3903, Attention: Stephen Gibson; with a copy to
Fulbright & Jaworski L.L.P., 801 Pennsylvania Avenue, N.W., Suite 400, Washington, D.C. 20004-2604, Attention: Marilyn Mooney, Esq.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

                  14. Successors. This Agreement shall inure to the benefit of
                      ----------
and be binding upon the Initial Purchasers, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that
(i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in
Section 9 of this Agreement shall also be for the benefit of the directors of the Company, its officers and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

                  15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS
                      --------------
AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

                  16. Counterparts. This Agreement may be executed in two or
                      ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchasers.

                                        Very truly yours,

                                        ALLBRITTON COMMUNICATIONS COMPANY

                                        By:    /s/ Stephen P. Gibson
                                               --------------------------------
                                               Name:  Stephen P. Gibson
                                               Title:  Senior Vice President

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

DEUTSCHE BANK SECURITIES INC.

By:    /s/ Chris Johnson
       ---------------------------------
       Name:  Chris Johnson
       Title:  Managing Director

By:    /s/ Carl Mayer
       ---------------------------------
       Name:  Carl Mayer
       Title:  Managing Director


FLEET SECURITIES INC.

By:    /s/ Marc Mainelli
       ---------------------------------
       Name:  Marc Mainelli
       Title:  Director

                                                                     SCHEDULE I
                                                                     ----------



                                                                     Principal
                                                                     Amount of
Initial Purchaser                                                      Notes
-----------------                                                  ------------
Deutsche Bank Securities Inc. ...................................  $135,000,000
Fleet Securities Inc. ...........................................  $ 45,000,000
                                                                   ------------
          Total .................................................  $180,000,000

                                                                      Exhibit A
                                                                      ---------




                [Form of Opinion of Fulbright & Jaworski L.L.P.]

                                                                      Exhibit B
                                                                      ---------



                   [Form of Opinion of Jerald N. Fritz, Esq.]